                          DORAL FINANCIAL CORPORATION
 COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND PREFERENCE SECURITY
                                   DIVIDENDS
                                                                     EXHIBIT 12

                                                                               SIX-MONTH PERIOD ENDING
                                                                                      JUNE 30,               YEAR ENDED DECEMBER 31,
                                                                               -----------------------       -----------------------
                                                                                        1998                   1997            1996
                                                                                      -------                --------        -------
INCLUDING INTEREST ON DEPOSITS

EARNINGS:
     Pre-tax income from continuing operations                                        $27,687                $ 37,797        $31,279
  Plus:
     Fixed Charges (excluding capitalized interest)                                    49,857                  62,269         47,130
                                                                                      -------                --------        -------

TOTAL EARNINGS                                                                        $77,544                $100,066        $78,409
                                                                                      =======                ========        =======

FIXED CHARGES:
     Interest expensed and capitalized                                                $49,251                $ 60,912        $45,857
     Amortized premiums, discounts, and capitalized
        expenses related to indebtedness                                                  192                     526            586
     An estimate of the interest component within rental expense                          498                     831            687
                                                                                      -------                --------        -------

TOTAL FIXED CHARGES BEFORE PREFERRED DIVIDENDS                                         49,941                  62,269         47,130
                                                                                      -------                --------        -------

Preferred dividend requirements                                                           338                     130             14
Ratio of pre tax income to net income                                                   1,149                   1.161          1.156
                                                                                      -------                --------        -------

PREFERRED DIVIDEND FACTOR                                                                 388                     151             16
                                                                                      -------                --------        -------

TOTAL FIXED CHARGES AND PREFERENCE SECURITY DIVIDENDS                                 $50,329                $ 62,420        $47,147
                                                                                      =======                ========        =======

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERENCE SECURITY DIVIDENDS                     1.54                    1.61           1.67
                                                                                      =======                ========        =======




EXCLUDING INTEREST ON DEPOSITS

EARNINGS:
     Pre-tax income from continuing operations                                        $27,687                 $ 37,797       $31,279
  Plus:
     Fixed Charges (excluding capitalized interest)                                    42,361                   52,255        41,604
                                                                                      -------                 --------       -------

TOTAL EARNINGS                                                                        $70,048                 $ 90,052       $72,883
                                                                                      =======                 ========       =======

FIXED CHARGES:
     Interest expensed and capitalized                                                $41,755                 $ 50,898       $40,331
     Amortized premiums, discounts, and capitalized
        expenses related to indebtedness                                                  192                     526            586
     An estimate of the interest component within rental expense                          498                     831            687
                                                                                      -------                 --------       -------

TOTAL FIXED CHARGES BEFORE PREFERRED DIVIDENDS                                         42,445                   52,255        41,604
                                                                                      -------                 --------       -------

Preferred dividend requirements                                                           338                      130            14
Ratio of pre tax income to net income                                                   1,149                    1.161         1.156
                                                                                      -------                 --------       -------

PREFERRED DIVIDEND FACTOR                                                                 388                      151            16
                                                                                      -------                 --------       -------

TOTAL FIXED CHARGES AND PREFERENCE SECURITY DIVIDENDS                                 $42,833                 $ 52,406       $41,620
                                                                                      =======                 ========       =======

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERENCE SECURITY DIVIDENDS                     1.64                     1.72          1.76
                                                                                      =======                 ========       =======




                                                                                     YEAR ENDED DECEMBER 31,
                                                                                ---------------------------------
                                                                                  1995         1994         1993
                                                                                -------      -------      -------
INCLUDING INTEREST ON DEPOSITS

EARNINGS:
     Pre-tax income from continuing operations                                  $22,060      $18,745      $30,921
  Plus:
     Fixed Charges (excluding capitalized interest)                              44,442       23,996       10,268
                                                                                -------      -------      -------

TOTAL EARNINGS                                                                  $66,502      $42,741      $41,189
                                                                                =======      =======      =======

FIXED CHARGES:
     Interest expensed and capitalized                                          $43,380      $23,252      $ 9,710
     Amortized premiums, discounts, and capitalized
        expenses related to indebtedness                                            372           83           81
     An estimate of the interest component within rental expense                    690          661          477
                                                                                -------      -------      -------

TOTAL FIXED CHARGES BEFORE PREFERRED DIVIDENDS                                   44,442       23,996       10,268
                                                                                -------      -------      -------

Preferred dividend requirements                                                     187          325          497
Ratio of pre tax income to net income                                             1.127        1.198        1.449
                                                                                -------      -------      -------

PREFERRED DIVIDEND FACTOR                                                           211          389          720
                                                                                -------      -------      -------

TOTAL FIXED CHARGES AND PREFERENCE SECURITY DIVIDENDS                           $44,653      $24,385      $10,988
                                                                                =======      =======      =======

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERENCE SECURITY DIVIDENDS               1.49         1.76         3.75
                                                                                =======      =======      =======




EXCLUDING INTEREST ON DEPOSITS

EARNINGS:
     Pre-tax income from continuing operations                                  $22,060      $18,745      $30,921
  Plus:
     Fixed Charges (excluding capitalized interest)                              41,081       22,891       10,260
                                                                                -------      -------      -------

TOTAL EARNINGS                                                                  $63,141      $41,636      $41,181
                                                                                =======      =======      =======

FIXED CHARGES:
     Interest expensed and capitalized                                          $40,019      $22,147      $ 9,702
     Amortized premiums, discounts, and capitalized
        expenses related to indebtedness                                            372           83           81
     An estimate of the interest component within rental expense                    690          661          477
                                                                                -------      -------      -------

TOTAL FIXED CHARGES BEFORE PREFERRED DIVIDENDS                                   41,081       22,891       10,260
                                                                                -------      -------      -------

Preferred dividend requirements                                                     187          325          497
Ratio of pre tax income to net income                                             1.127        1.198        1.449
                                                                                -------      -------      -------

PREFERRED DIVIDEND FACTOR                                                           211          389          720
                                                                                -------      -------      -------

TOTAL FIXED CHARGES AND PREFERENCE SECURITY DIVIDENDS                           $41,292      $23,280      $10,980
                                                                                =======      =======      =======

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERENCE SECURITY DIVIDENDS               1.53         1.79         3.75
                                                                                =======      =======      =======
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